FORM N-SAR
Exhibits 77Q1(a)

ECLIPSE FUNDS
811-04847
For Period Ended 4/30/10

ECLIPSE FUNDS

MAINSTAY MID CAP CORE FUND

Abolition of Series of Shares
Of Beneficial Interest, Par Value $0.01 Per Share

The undersigned, being at least a majority of the Trustees of Eclipse Funds, a Massachusetts business trust (the “Trust”), acting pursuant to Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust dated July 30, 1986, as amended on October 2, 1986, December 1, 1997, June 28, 2002, December 24, 2002, December 22, 2003 and February 28, 2007, hereby abolish the following named series and each individual class thereof and, in the case of such series and each such class, the establishment and designation thereof, there being no shares of any such series currently outstanding:

MAINSTAY MID CAP CORE FUND

Dated:   October 1, 2009

/s/ Susan B. Kerley Susan B. Kerley, Trustee	/s/ John Y. Kim John Y. Kim, Trustee

/s/ Alan R. Latshaw Alan R. Latshaw, Trustee	/s/ Peter Meenan Peter Meenan, Trustee

/s/ Richard H. Nolan, Jr. Richard H. Nolan, Jr., Trustee	/s/ Richard S. Trutanic Richard S. Trutanic, Trustee

/s/ Roman L. Weil Roman L. Weil, Trustee	/s/ John A. Weisser, Jr. John A. Weisser, Jr., Trustee